Exhibit 21
TESCO CORPORATION SUBSIDIARIES
As of February 27, 2013

2TD	UK
Altesco Drilling Technology EURL	Algeria
Casing Drilling Holdings Ltd.	Barbados
Casing Drilling International Ltd.	Barbados
Drilling Innovation de Mexico, SA de CV	Mexico
Drilling Innovation M.E. Ltd.	Cyprus
OCSET (Beijing) Trading Co. Ltd.	PRC (China)
OCSET, LLC	Russian Federation
Personal Tecnico Para Servicios Petroleros SA de CV	Mexico
Premier Casing Services - Egypt S.A.E.	Egypt
PT Tesco Indonesia	Indonesia
TDT (Beijing) Commerce Co. Ltd.	PRC (China)
Tesco Argentina S.A.	Argentina
Tesco Canada International (Middle East) FZE	UAE
Tesco Canada International (Middle East) FZE-Qatar Branch	Qatar
Tesco Canada International Inc.	CAN - Alberta
Tesco Colombia S.A.	Panama
Tesco Colombia S.A. - Sucursal Colombia	Colombia
Tesco Corporation-US Branch	US - Texas
Tesco Corporation (Norway) AS	Norway
Tesco Corporation (UK) Limited	UK
Tesco Corporation (US)	US - Delaware
Tesco Corporation Sucursal Argentina	Argentina
Tesco Corporation Sucursal Ecuador	Ecuador
Tesco Corporation Sucursal Mexico	Mexico
Tesco Corporation Sucursal Peru	Peru
Tesco Corporation Sucursal Venezuela	Venezuela
Tesco de Bolivia S.R.L.	Bolivia
Tesco do Brasil Ltda.	Brazil
TESCODRILLING Ecuador S.A.	Ecuador
Tesco Drilling Australia Pty Limited	Australia
Tesco Drilling LLC	Oman
Tesco Drilling Technology Inc.	CAN - Alberta
Tesco Drilling Technology Limited	CAN - Alberta
Tesco Drilling Venezuela, CA	Venezuela
Tesco Latin America Limited	Barbados
Tesco Offshore Services Inc.	US - Nevada
Tesco Oilfield Services S.R.L.	Romania
Tesco Peru S.A.	Peru
Tesco Products Ltd.	CAN - Alberta
Tesco R.F. Company Limited	Cyprus
Tesco R.F. Company Limited-Russia Branch	Russian Federation
Tesco Saudi Arabia Ltd. (LLC)	Saudi Arabia
Tesco Saudi Holding Limited	Cyprus
Tesco Services International Inc.	CAN - Alberta
Tesco Singapore PTE. Ltd.	Singapore
Tesco Singapore PTE Ltd - Brunei Branch	Brunei

Tesco Singapore PTE Ltd - India Project Office	India
Tesco Singapore PTE Ltd - NZ Branch	New Zealand
Tesco Singapore PTE Ltd. - PNG Branch	Papua New Guinea
Tesco US Holding LP	US - Nevada
TM Oilfield Services SDN. BHD	Malaysia